Exhibit 99.1

Synacor Reports Strong Fourth Quarter 2019 Financial Results; Announces Board Transition in Anticipation of Qumu Merger

•Fourth quarter revenue of $26.8 million, in line with guidance
•Fourth quarter GAAP net loss of $0.6 million and Adjusted EBITDA of $3.4 million, both exceeding the high end of the guidance range
•Signed a significant new Cloud ID customer; continued success in Zimbra sales bookings; and growth in Publisher Advertising
•Announces Board nominees and commences search for new Chairperson in anticipation of the merger with Qumu; Kevin Rendino appointed as interim Chairman

BUFFALO, N.Y., March 3, 2020 – Synacor, Inc. (Nasdaq: SYNC), a cloud-based software and services company serving global video, internet and communications providers, device manufacturers, governments and enterprises, today announced its financial results for the fourth quarter and year-ended December 31, 2019.

“We have been laying the foundation for growth in our Software business while delivering on our Adjusted EBITDA targets,” said Himesh Bhise, Synacor’s Chief Executive Officer. “Our Q4 results reflect increasing customer validation of our Collaboration and Identity product roadmap, continued growth in our publisher advertising business, and expanded company EBITDA margins from streamlined operations and cost reductions. We have also begun planning for the integration of Qumu and its industry-leading video platform to bolster our software revenue growth, rationalize costs, improve operating scale and expand profitability.”

Recent Highlights

•25.3% reduction in operating expenses compared to the year ago quarter and delivered Adjusted EBITDA margin of 12.8%
•Significant Cloud ID contract signed to support digital streaming growth of a large subscription services provider.
•Launched version 9 of Zimbra email and collaboration platform, with modern, easy-to-use features and industry leading extensibility.
•98 new customers and 190 contract expansions for Zimbra email and collaboration platform delivered through worldwide channel partners.
•Active publishers in the Publisher Advertising business were 116 compared to 89 in the year ago quarter.
•On February 11, announced the highly synergistic merger with Qumu. The combined company will be a collaboration software focused business with about $50 million of recurring revenue, opportunities to accelerate growth and expected annualized operating synergies of $4 million to $5 million.

Fourth Quarter and Full Year Financial Results:

Revenue

For the fourth quarter of 2019, revenue was $26.8 million, in line with the Company’s financial guidance, compared to $39.4 million in the fourth quarter of 2018. The decrease was primarily due to the loss of the AT&T portal contract in Q3’19, which contributed $12.1 million in revenue in Q4’18.

Software & Services revenue totaled $11.6 million in the fourth quarter of 2019, compared with $12.4 million in the fourth quarter of 2018. The fourth quarter of 2018 included $0.4 million in revenue from a discontinued product and $0.3 million in non-recurring services revenue. Portal & Advertising revenue totaled $15.2 million in the fourth quarter of 2019, compared with $27.0 million in the year-ago period. The decline was due to the loss of the AT&T portal contract in Q3’19.

For fiscal year 2019, total revenue was $121.8 million, compared to $143.9 in fiscal year 2018. Software & Services revenue was $44.5 million compared to $48.7 million in the prior year. The decline was primarily related to discontinued product and non-recurring services revenue which contributed $1.2 million and $2.5 million respectively in 2018. Portal & Advertising revenue was $77.4 million, compared to $95.2 million in fiscal 2018. The decline was primarily due to the loss of the AT&T portal contract in Q3’19.
Net Loss

For the fourth quarter of 2019, net loss was $0.6 million, or ($0.01 per share), compared with a net loss of $0.4 million, or ($0.01 per share), in the fourth quarter of 2018.

Net loss for fiscal year 2019 was $9.0 million, or ($0.23 per share), compared to a net loss of $7.6 million, or ($0.19 per share) in fiscal year 2018.
Adjusted EBITDA

For the fourth quarter of 2019, adjusted EBITDA was $3.4 million (12.8% of revenue), compared with $4.0 million (10.2% of revenue) in the fourth quarter of 2018. Adjusted EBITDA excludes stock-based compensation, other income and expense, asset impairments, restructuring costs, and certain legal and professional fees.

For fiscal year 2019, adjusted EBITDA was $9.5 million (7.8% of revenue), compared with $8.5 million (5.9% of revenue) in fiscal year 2018.
Cash

The Company ended the fourth quarter of 2019 with $11.0 million in cash and cash equivalents, compared with $15.2 million at the end of the third quarter of 2019 and $15.9 million at December 31, 2018, due primarily to a one-time adjustment related to the wind-down of ATT.net.

Guidance

Based on information available as of March 3, 2020, the Company is providing guidance for first quarter and full year 2020. Other than committed transaction costs, this excludes any effects from the Qumu merger.

•Q1 2020 Guidance: Revenue for the first quarter of 2020 is projected to be in the range of $21.5 million to $23.5 million. The Company expects to report a GAAP net loss of $4.0 million to $4.5 million and adjusted EBITDA of $0.5 million to $1.0 million.

•Fiscal 2020 Guidance: Revenue for full year 2020 is expected to be in the range of $95.0 million to $102.0 million. The Company expects to report a net loss in the range of $7.7 million to $9.7 million and adjusted EBITDA in the range of $6.0 million to $8.0 million.

Board Transition in Anticipation of Qumu Merger

Synacor had previously announced that pursuant to the merger agreement, the Board of Directors of the combined software-focused Synacor and Qumu company will consist of seven directors - three directors to be appointed by Synacor, two directors to be appointed by Qumu, Synacor CEO Himesh Bhise, and a new, seventh independent director with software and SaaS experience to serve as Chairperson.

Today, the Synacor Board named Lisa Donohue, Marwan Fawaz, and Kevin Rendino, and the Qumu Board named Mary Chowning and Neil Cox, as the directors who will join Himesh Bhise, following the closing of the proposed merger with Qumu to serve on the reconstituted board of the combined company.

The Board has engaged Heidrick & Struggles, a prominent executive search firm, to identify and evaluate candidates to serve as the combined company’s seventh Director and new Chairperson.

Synacor also announced today that Jordan Levy has resigned as Chairman of the Board, and is stepping down from the Board of Directors effective immediately. Kevin Rendino has been appointed Interim Chairman. In addition, Gary Ginsberg and Scott Murphy have notified the Board that they will complete their current terms as independent directors and will not stand for re-election at the 2020 Annual Meeting. Effective at the time of the 2020 Annual Meeting, the size of Synacor’s Board of Directors will be reduced from nine to seven members. Andrew Kau and Michael Montgomery have notified the Board that they intend to resign from their positions immediately prior to the closing of the proposed merger to allow the two Qumu appointees (Mary Chowning and Neil Cox) to join the Synacor Board.

“On behalf of the entire board, I want to thank Jordy for his years of service as Chair of Synacor’s Board of Directors,” commented Kevin Rendino, Interim Synacor Chairman and CEO of 180 Degree Capital. “180 Degree Capital holds a significant stake in Synacor and is aligned with shareholders in the goal to narrow the disconnect in Synacor’s valuation relative to its intrinsic value. As Synacor advances its SaaS transformation and works to close the merger with Qumu, with a continued focus on profitability, we believe there is significant opportunity to unlock value for shareholders. The Board believes that identifying a permanent, independent, director with relevant software experience to serve as Chairperson of the Company is just one but a vital step in Synacor’s evolution.”
Conference Call Details
Synacor will host a conference call today at 5 p.m. ET to discuss the fourth quarter and fiscal year-end 2019 financial results. The live webcast of Synacor’s earnings conference call can be accessed at https://www.synacor.com/investor-relations/events-and-presentations. To participate, please dial 1-833-235-2655 (toll free) or 1-647-689-4151 (international) and reference conference ID 8885819.
Following the conclusion of the live call, a replay of the webcast will be available on the Investor Relations section of the Company's website for at least 90 days. A telephonic replay of the conference call will also be available from 8 p.m. ET on March 3, 2020, until 11:59 p.m. ET on March 17, 2020, by dialing 1-800-585-8367 or 1-416-621-4642 and using the pin number 8885819.
About Synacor
Synacor (Nasdaq: SYNC) is a cloud-based software and services company serving global video, internet and communications providers, device manufacturers, governments and enterprises. Synacor’s mission is to enable its customers to better engage with their consumers. Its customers use Synacor’s technology platforms and services to scale their businesses and extend their subscriber relationships. Synacor delivers managed portals, advertising solutions, email and collaboration platforms, and cloud-based identity management. www.synacor.com
Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (GAAP).

We report adjusted EBITDA because it is a key measure used by our management and Board of Directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, the exclusion of certain expenses in calculating adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Accordingly, we believe that adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors.

For a reconciliation of adjusted EBITDA to net loss, the most directly comparable financial measure calculated and presented in accordance with GAAP, please refer to the table “Reconciliation of GAAP to Non-GAAP Measures” in this press release.

We report adjusted net loss and adjusted diluted earnings per share because we believe these measures provide investors with additional information to assess our financial performance. These measures should be viewed as supplemental data, rather than substitutes or alternatives to the comparable GAAP measures. For a reconciliation of our GAAP Condensed Consolidated Statements of Operations to our adjusted non-GAAP measures, please refer to the table “Reconciliation of Adjusted Financial Measures” in this press release.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements concerning Synacor’s expected financial performance including, without limitation, its first-quarter and full-year 2020 guidance, anticipated benefits from the merger with Qumu, the statements and quotations from management and Synacor’s strategic and operational plans. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the Company’s results could differ materially from the results expressed or implied by the forward-looking statements the Company makes.

The risks and uncertainties referred to above include – but are not limited to – risks associated with: : Synacor and Qumu’s ability or inability to obtain shareholder approval as required for the merger or to satisfy other conditions the merger; the effect of the announcement of the merger on Synacor and Qumu’s ability to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom Synacor or Qumu does business; disruption of Synacor management’s attention due to the merger; the combined company’s ability to achieve cost reductions and cost synergies from the merger; execution of our plans and strategies, including the loss of a significant customer; our ability to obtain new customers; our ability to integrate the assets and personnel from acquisitions; expectations regarding consumer taste and user adoption of applications and solutions; developments in internet browser software and search advertising technologies; general economic conditions; expectations regarding the Company’s ability to timely expand the breadth of services and products or introduction of new services and products; consolidation within the cable and telecommunications industries; changes in the competitive dynamics in the market for online search and digital advertising; the risk that security measures could be breached and unauthorized access to subscriber data could be obtained; potential third party intellectual property infringement claims or other legal claims against Synacor; and the price volatility of our common stock.

Further information on these and other factors that could affect the Company’s financial results is included in filings it makes with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” in the Company’s most recent Form 10-K filed with the SEC. These documents are available on the SEC Filings section of the Investor Information section of the Company’s website at
http://investor.synacor.com/. All information provided in this release and in the attachments is available as of March 3, 2020, and Synacor undertakes no duty to update this information.

No Offer or Solicitation

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed merger or otherwise. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information and Where to Find It

In connection with the proposed merger between Synacor and Qumu, Synacor intends to file a registration statement on Form S-4 containing a joint proxy statement/prospectus of Synacor and Qumu and other documents concerning the proposed merger with the SEC. The definitive proxy statement will be mailed to the stockholders of Synacor and Qumu in advance of the meeting. BEFORE MAKING ANY VOTING DECISION, SYNACOR’S AND QUMU’S RESPECTIVE STOCKHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY EACH OF SYNACOR AND QUMU WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain a free copy of the joint proxy statement/prospectus and other documents containing important information about Synacor and Qumu, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Synacor makes available free of charge at www.synacor.com, copies of materials it files with, or furnishs to, the SEC. The contents of the website referenced above are not deemed to be incorporated by reference into the registration statement or the joint proxy statement/prospectus.

Participants in the Solicitation

This document does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities. Synacor, Qumu and their respective directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the stockholders of Synacor and Qumu in connection with the proposed merger. Information regarding the special interests of these directors and executive officers in the proposed merger will be included in the joint proxy statement/prospectus referred to above. Security holders may also obtain information regarding the names, affiliations and interests of Synacor’s directors and executive officers in Synacor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on March 14, 2019, and its definitive proxy statement for the 2019 annual meeting of stockholders, which was filed with the SEC on April 5, 2019. Security holders may obtain information regarding the names, affiliations and interests of Qumu’s directors and executive officers in Qumu’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on March 15, 2019, and its definitive proxy statement for the 2019 annual meeting of shareholders, which was filed with the SEC on April 9, 2019. To the extent the holdings of Synacor securities by Synacor’s directors and executive officers or the holdings of Qumu securities by Qumu’s directors and executive officers have changed since the amounts set forth in Synacor’s or Qumu’s respective proxy statement for its 2019 annual meeting of stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals in the proposed merger will be included in the joint proxy statement/prospectus relating to the proposed merger when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov, Synacor’s website at www.synacor.com and Qumu’s website at www.qumu.com. The contents of the websites referenced above are not deemed to be incorporated by reference into the registration statement or the joint proxy statement/prospectus.

Synacor, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$10,966	$15,921
Accounts receivable, net	20,532	25,567
Prepaid expenses and other current assets	2,989	3,779
Total current assets	34,487	45,267
Property and equipment, net	14,948	18,707
Operating lease right-of-use assets	4,765	—
Goodwill	15,948	15,941
Intangible assets	8,411	10,553
Other assets	1,319	995
Total Assets	$79,878	$91,463

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$12,583	$19,174
Accrued expenses and other current liabilities	5,878	7,849
Current portion of deferred revenue	6,509	6,672
Current portion of long-term debt and finance leases	2,529	2,328
Current portion of operating lease liabilities	2,165	—
Total current liabilities	29,664	36,023
Long-term portion of debt and finance leases	729	1,367
Deferred revenue	2,366	—
Long-term portion of operating lease liabilities	2,846	2,214
Deferred income taxes	275	231
Other long-term liabilities	334	457
Total Liabilities	36,214	40,292
Stockholders' Equity:
Common stock	401	399
Treasury stock	(1,931)	(1,899)
Additional paid-in capital	146,460	144,739
Accumulated deficit	(100,747)	(91,726)
Accumulated other comprehensive loss	(519)	(342)
Total stockholders’ equity	43,664	51,171
Total Liabilities and Stockholders' Equity	$79,878	$91,463

Synacor, Inc.
Condensed Consolidated Statements of Operations
(In thousands except share and per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018

Revenue	$26,806	$39,398	$121,845	$143,879
Costs and operating expenses:
Cost of revenue (1)	12,698	20,946	61,990	73,304
Technology and development (1)(2)	3,605	5,679	18,273	23,753
Sales and marketing (2)	4,776	5,609	21,790	24,116
General and administrative (1)(2)	3,666	4,838	17,734	19,454
Depreciation and amortization	2,258	2,325	9,865	9,641
Total costs and operating expenses	27,003	39,397	129,652	150,268
(Loss) income from operations	(197)	1	(7,807)	(6,389)
Other expense, net	(127)	(166)	(17)	(212)
Interest expense	(69)	(73)	(268)	(338)
Loss before income taxes	(393)	(238)	(8,092)	(6,939)
Provision for income taxes	172	138	929	616
Net loss	$(565)	$(376)	$(9,021)	$(7,555)
Net loss per share:
Basic	$(0.01)	$(0.01)	$(0.23)	$(0.19)
Diluted	$(0.01)	$(0.01)	$(0.23)	$(0.19)
Weighted average shares used to compute net loss per share:
Basic	39,190,444	39,009,442	39,090,239	38,895,301
Diluted	39,190,444	39,009,442	39,090,239	38,895,301
Notes:
(1)Exclusive of depreciation and amortization shown separately.
(2)Includes stock-based compensation as follows:
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Technology and development	$40	$120	$338	$489
Sales and marketing	138	100	513	474
General and administrative	254	133	765	841
	$432	$353	$1,616	$1,804

Synacor, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(In thousands)
(Unaudited)

The following table presents a reconciliation of net loss to adjusted EBITDA for each of the periods indicated:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Reconciliation of Adjusted EBITDA:
Net loss	$(565)	$(376)	$(9,021)	$(7,555)
Provision for income taxes	172	138	929	616
Interest expense	69	73	268	338
Other expense, net	127	166	17	212
Depreciation and amortization	2,742	2,516	11,251	9,832
Long-lived asset impairment	—	552	1,751	552
Stock-based compensation expense	432	353	1,616	1,804
Restructuring costs *	140	77	959	1,111
Certain legal expenses **	293	367	1,098	1,400
Certain professional services fees ***	34	154	635	154
Adjusted EBITDA	$3,444	$4,020	$9,503	$8,464

*	"Restructuring costs" include severance expense, contract termination costs and other exit or disposal costs.
**	"Certain legal expenses" include legal fees and other related expenses outside the ordinary course of business.
***	“Certain professional services fees” includes fees and expenses related to merger and acquisition activities.

Synacor, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Twelve Months Ended December 31,
	2019	2018
Cash Flows from Operating Activities:
Net loss	$(9,021)	$(7,555)
Adjustments to reconcile net loss to net cash and cash equivalents provided by operating activities:
Depreciation and amortization	11,251	9,832
Long-lived asset impairment	1,751	552
Stock-based compensation expense	1,616	1,804
Provision for deferred income taxes	44	(248)
Change in allowance for doubtful accounts	360	126
Changes in operating assets and liabilities:
Accounts receivable, net	4,676	6,002
Prepaid expenses and other assets	526	879
Operating lease right-of-use assets and liabilities, net	95	—
Accounts payable, accrued expenses and other liabilities	(8,828)	(5,391)
Deferred revenue	(11)	(3,945)
Net cash provided by operating activities	2,459	2,056
Cash Flows from Investing Activities:
Purchases of property and equipment	(3,772)	(6,256)
Net cash used in investing activities	(3,772)	(6,256)
Cash Flows from Financing Activities:
Repayments on long-term debt and finance leases	(3,427)	(2,422)
Payments of financing issuance costs	(60)	—
Proceeds from exercise of common stock options	60	385
Purchase of treasury stock and shares received to satisfy minimum tax withholdings	(32)	(18)
Net cash used in financing activities	(3,459)	(2,055)
Effect of exchange rate changes on cash and cash equivalents	(183)	(300)
Net decrease in Cash and Cash equivalents	(4,955)	(6,555)
Cash and cash equivalents, beginning of period	15,921	22,476
Cash and cash equivalents, end of period	$10,966	$15,921

Synacor, Inc.
Segment Results
(In thousands except percentages)
(Unaudited)
Effective March 31, 2019, the Company concluded that we now have two reportable segments which were determined on the basis of the products and services provided to customers, identified as follows:
(i) Software & Services, which includes email / collaboration (Zimbra) and identity management (Cloud ID).
(ii) Portal & Advertising, which includes managed portals and advertising solutions for publishers.
The following table presents the key segment financial measures for the periods indicated. Please refer to the Reconciliation of GAAP to Non-GAAP Measures schedule for the reconciliation of Adjusted EBITDA.

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2019	2018	% Change	2019	2018	% Change
Segment Revenue:
Software & Services	$11,648	$12,414	(6.2)%	$44,485	$48,692	(8.6)%
Portal & Advertising	15,158	26,984	(43.8)%	77,360	95,187	(18.7)%
Total	$26,806	$39,398	(32.0)%	$121,845	$143,879	(15.3)%

Segment Adjusted EBITDA:
Software & Services	$3,565	$3,255	9.5%	$12,531	$14,305	(12.4)%
Portal & Advertising	2,621	4,542	(42.3)%	10,657	10,788	(1.2)%
Unallocated Corporate G&A Expense	(2,742)	(3,777)	27.4%	(13,685)	(16,629)	17.7%
Total	$3,444	$4,020	(14.3)%	$9,503	$8,464	12.3%

Segment Adjusted EBITDA margin*:
Software & Services	30.6%	26.2%	440 bps	28.2%	29.4%	-120 bps
Portal & Advertising	17.3%	16.8%	50 bps	13.8%	11.3%	240 bps
Total	12.8%	10.2%	260 bps	7.8%	5.9%	190 bps

* Adjusted EBITDA as a percent of revenue
The following tables presents a disaggregation of segment revenue for the periods indicated based upon the accounting definition of revenue recognition:
(i) Recurring = revenue recognized over time
(ii) Non-recurring = revenue recognized at a point in time

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2019	2018	% Change	2019	2018	% Change
Software & Services Revenue:
Recurring	$8,526	$8,849	(3.7)%	$33,669	$34,396	(2.1)%
Non-recurring	3,122	3,205	(2.6)%	10,456	12,754	(18.0)%
Discontinued Product **	—	360	(100.0)%	360	1,542	(76.7)%
Total	$11,648	$12,414	(6.2)%	$44,485	$48,692	(8.6)%

Portal & Advertising Revenue:
Recurring	$1,186	$1,537	(22.8)%	$5,168	$7,254	(28.8)%
Non-recurring	13,972	25,447	(45.1)%	72,192	87,933	(17.9)%
Total	$15,158	$26,984	(43.8)%	$77,360	$95,187	(18.7)%

Total Revenue:
Recurring	$9,712	$10,386	(6.5)%	$38,837	$41,650	(6.8)%
Non-recurring	17,094	28,652	(40.3)%	82,648	100,687	(17.9)%
Discontinued Product **	—	360	(100.0)%	360	1,542	(76.7)%
Total	$26,806	$39,398	(32.0)%	$121,845	$143,879	(15.3)%

** VAM video product line which was discontinued during Q1 2019.

Synacor, Inc.
Reconciliation of Adjusted Financial Measures
(In thousands except per share amounts)
(Unaudited)

	Three months ended December 31, 2019
	Per GAAP Statements	Asset Impairment	Restructuring Costs	Certain Legal & Professional Fees	Adjusted Non-GAAP

Revenue	$26,806				$26,806
Costs and operating expenses:
Cost of revenue (1)	12,698		58		12,756
Technology and development (1)(2)	3,605		(41)		3,564
Sales and marketing (2)	4,776		(54)		4,722
General and administrative (1)(2)	3,666		(103)	(327)	3,236
Depreciation and amortization	2,258				2,258
Total costs and operating expenses	27,003	—	(140)	(327)	26,536
(Loss) income from operations	(197)	—	140	327	270
Other expense, net	(127)				(127)
Interest expense	(69)				(69)
(Loss) income before income taxes	(393)	—	140	327	74
Provision for income taxes (3)	172				172
Net loss	$(565)	$—	$140	$327	$(98)
Diluted EPS	$(0.01)	$—	$—	$0.01	$—

	Three months ended December 31, 2018
	Per GAAP Statements	Asset Impairment	Restructuring Costs	Certain Legal & Professional Fees	Adjusted Non-GAAP

Revenue	$39,398				$39,398
Costs and operating expenses:
Cost of revenue (1)	20,946				20,946
Technology and development (1)(2)	5,679		(15)		5,664
Sales and marketing (2)	5,609		—		5,609
General and administrative (1)(2)	4,838	(552)	(62)	(521)	3,703
Depreciation and amortization	2,325				2,325
Total costs and operating expenses	39,397	(552)	(77)	(521)	38,247
Income from operations	1	552	77	521	1,151
Other expense, net	(166)				(166)
Interest expense	(73)				(73)
(Loss) income before income taxes	(238)	552	77	521	912
Provision for income taxes (3)	138				138
Net (loss) income	$(376)	$552	$77	$521	$774
Diluted EPS	$(0.01)	$0.01	$—	$0.01	$0.01

Notes:
(1)Exclusive of depreciation and amortization shown separately.
(2)Includes stock-based compensation
(3)No income tax effects to adjustments presented due to full valuation allowance.

Synacor’s management believes that certain non-GAAP measures of Adjusted Net Loss and Adjusted Diluted Earnings per Share provide investors with additional information to assess the Company’s financial performance. These measures should be viewed as supplemental data, rather than substitutes or alternatives to the comparable GAAP measures.

	Twelve months ended December 31, 2019
	Per GAAP Statements	Asset Impairment	Restructuring Costs	Certain Legal & Professional Fees	Adjusted Non-GAAP

Revenue	$121,845				$121,845
Costs and operating expenses:
Cost of revenue (1)	61,990		(234)		61,756
Technology and development (1)(2)	18,273		(370)		17,903
Sales and marketing (2)	21,790		(246)		21,544
General and administrative (1)(2)	17,734	(1,751)	(109)	(1,733)	14,141
Depreciation and amortization	9,865				9,865
Total costs and operating expenses	129,652	(1,751)	(959)	(1,733)	125,209
Loss from operations	(7,807)	1,751	959	1,733	(3,364)
Other expense, net	(17)				(17)
Interest Expense	(268)				(268)
Loss before income taxes	(8,092)	1,751	959	1,733	(3,649)
Provision for income taxes (3)	929				929
Net loss	$(9,021)	$1,751	$959	$1,733	$(4,578)
Diluted EPS	$(0.23)	$0.04	$0.02	$0.04	$(0.12)

	Twelve months ended December 31, 2018
	Per GAAP Statements	Asset Impairment	Restructuring Costs	Certain Legal & Professional Fees	Adjusted Non-GAAP

Revenue	$143,879				$143,879
Costs and operating expenses:
Cost of revenue (1)	73,304				73,304
Technology and development (1)(2)	23,753		(298)		23,455
Sales and marketing (2)	24,116		(339)		23,777
General and administrative (1)(2)	19,454	(552)	(474)	(1,554)	16,874
Depreciation and amortization	9,641				9,641
Total costs and operating expenses	150,268	(552)	(1,111)	(1,554)	147,051
Loss from operations	(6,389)	552	1,111	1,554	(3,172)
Other expense, net	(212)				(212)
Interest Expense	(338)				(338)
Loss before income taxes	(6,939)	552	1,111	1,554	(3,722)
Provision for income taxes (3)	616				616
Net loss	$(7,555)	$552	$1,111	$1,554	$(4,338)
Diluted EPS	$(0.19)	$0.01	$0.03	$0.04	$(0.11)

Notes:
(1)Exclusive of depreciation and amortization shown separately.
(2)Includes stock-based compensation
(3)No income tax effects to adjustments presented due to full valuation allowance.

Synacor’s management believes that certain non-GAAP measures of Adjusted Net Loss and Adjusted Diluted Earnings per Share provide investors with additional information to assess the Company’s financial performance. These measures should be viewed as supplemental data, rather than substitutes or alternatives to the comparable GAAP measures.

Synacor, Inc.
Guidance Reconciliation
(In millions)
(Unaudited)

	Q1-2020	FY 2020
Net Loss	$(4.0) - $(4.5)	$(7.7) - $(9.7)
Taxes, Interest & Other Income/Expense	0.3	1.2
Depreciation & Amortization	2.9	10.0
Stock-based Compensation	0.5	2.5
Certain Legal and Professional Fees	1.3	2.0
Adjusted EBITDA	$0.5 - $1.0	$6.0 - $8.0

Contact:
FNK IR
Rob Fink
+1.646.809.4048
rob@fnkir.com

Meredith Roth VP, Marketing & Corporate Communications
Synacor
+1.770.846.1911
mroth@synacor.com